2019 ING Group Annual Report on Form 20-F

1

Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
The Supervisory Board

ING Groep N.V.:
We consent to the incorporation by

reference in the registration

statements (Nos. 333-92220, 333-81564, 333-
108833, 333-125075, 333-137354, 333-149631, 333-158154,

333-158155, 333-165591, 333-168020, 333-172919,
333-172920, 333-172921 and 333-215535) on Form S-8 and in the registration statement (No. 333-227391) on Form
F-3 of ING Groep N.V.

of our reports dated March 2, 2020, with respect to the consolidated statements of financial position of ING Groep N.V.

as of December 31, 2019 and 2018, the related consolidated statements of profit or loss, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended
December 31, 2019, and the related notes and specific disclosures described in Note 1 of the consolidated financial statements as being part of the consolidated financial statements, and the effectiveness of internal control over
financial reporting as of December 31, 2019, which reports appear in the December 31,

2019 annual report on Form
20-F of ING Groep N.V.
Our report on the consolidated financial statements refers

to changes in accounting principles due to: the adoption
of International Financial Reporting Standard 16, ‘ Leases ’ in 2019, the early adoption of the amendments to IAS 39
‘ Financial Instruments: Recognition and Measurement ’ and IFRS 7 ‘ Financial Instruments: Disclosures ’ in relation to the Interest Rate Benchmark Reform

in 2019, and the adoption of International Financial Reporting Standard 9,
‘ Financial Instruments ’ in 2018.

/s/ KPMG Accountants N.V.
Amstelveen, the Netherlands
March 6, 2020